UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 16, 2009

NEW MOTION, INC.
doing business as Atrinsic
(Exact name of registrant as specified in its charter)

Delaware	001-12555	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

42 Corporate Park, Suite 250, Irvine, CA 92606
(Address of Principal Executive Offices/Zip Code)

(949) 777-3700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 2.02.	Results of Operations and Financial Condition.

On February 16, 2009, Mr. Burton Katz, Chief Executive Officer, of New Motion Inc. (dba Atrinsic) (“Atrinsic”) made an analyst conference presentation in which certain financial and non financial  information was discussed. The analyst conference presentation materials are attached as Exhibit 99.1 hereto, and are incorporated herein by reference.

On February 17, 2009 Atrinsic posted the materials attached as Exhibit 99.1 on its web site (www.atrinsic.com).

As discussed on page 1 of Exhibit 99.1, the analyst conference presentation may contain forward-looking statements within the meaning of the federal securities laws. These statements are present expectations, and are subject to the limitations listed therein and in Atrinsic’s other SEC reports, including that actual events or results may differ materially from those in the forward-looking statements.

The foregoing information (including the exhibit hereto) is being furnished under “Item 2.02 Results of Operations and Financial Condition” and “Item 7.01 Regulation FD Disclosure.” Such information (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

The filing of this Report and the furnishing of this information pursuant to Items 2.02 and 7.01 (including the analyst conference presentation materials) do not mean that such information is material or that disclosure of such information is required.

Item 7.01.	Regulation FD Disclosure.

The disclosure under Item 2.02 above is incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits

	(d)	Exhibits

The following exhibit is filed herewith:

Exhibit Number		Description
99.1		Investor presentation material.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Motion, Inc.

Date: February 17, 2009	By:	/s/ Andrew Zaref
Andrew Zaref
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Investor presentation material.